UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Consumers Bancorp, Inc.

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CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 27, 2010

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Consumers Bancorp, Inc. will be held at Courtney’s Banquet Center, 981 East State Street, Alliance, Ohio, on Wednesday, October 27, 2010, at 4:00 p.m. (local time), for the following purposes:

1.	To elect three Class I directors to serve a three-year term until the Annual Meeting of Shareholders in 2013 or until their successors are elected and qualified;

2.	To adopt the Consumers Bancorp 2010 Omnibus Incentive Plan; and

3.	For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on September 7, 2010 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

By Order of the Board of Directors

/s/ Laurie L. McClellan
Laurie L. McClellan Chairman

Minerva, Ohio

September 22, 2010

YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY BY GIVING A WRITTEN NOTICE OF REVOCATION AND VOTE IN PERSON.

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 27, 2010

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumers Bancorp, Inc. (the Company or Consumers Bancorp) for use at the Annual Meeting of Shareholders (the Annual Meeting) to be held at Courtney’s Banquet Center, 981 East State Street, Alliance, Ohio, on Wednesday, October 27, 2010, at 4:00 p.m., E.S.T and any adjournments thereof.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about September 22, 2010. It is contemplated that solicitation of proxies generally will be by mail. However, officers or employees of Consumers Bancorp or Consumers National Bank, a wholly-owned subsidiary of Consumers Bancorp, may also solicit proxies by electronic media without additional compensation. Consumers Bancorp will pay the costs associated with the solicitation of proxies.

Shareholders of record at the close of business on September 7, 2010 are entitled to notice of and to vote at the Annual Meeting. As of September 7, 2010, 2,037,887 Consumers Bancorp common shares, no par value, were issued and outstanding. Each shareholder will be entitled to one vote for each common share beneficially owned on all matters that come before the Annual Meeting.

Proxies solicited by the Board of Directors will be voted in accordance with the instructions given, unless revoked. Where no instructions are provided, all properly executed proxies will be voted (1) for the election to the Board of Directors of all nominees for Class I directors named in this Proxy Statement; (2) for the Consumers Bancorp 2010 Omnibus Incentive Plan; and (3) at the discretion of the holders of the proxies, on such other business that may properly come before the meeting or any adjournment thereof.

The shareholders present in person or by proxy shall constitute a quorum. The three nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Directors. Abstentions and broker non-votes will be counted in establishing the quorum. A proxy may be revoked at any time before it is voted by providing written notice to Consumers Bancorp, by submitting a later dated proxy or by voting in person at the Annual Meeting. Any written notice revoking a proxy should be sent to Ms. Theresa Linder, Secretary, Consumers Bancorp, Inc., P.O. Box 256, Minerva, Ohio 44657.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board of Directors, acting through the Nominating Committee, is responsible for identifying and evaluating candidates for Board membership. The Board currently consists of nine members and the Company’s Amended and Restated Articles of Incorporation provides that the Board of Directors be divided as equally as possible into three classes designated as Class I, Class II and Class III. Generally, the directors in each class are elected to serve staggered three year terms so that the term of office of one class of directors expires at each annual meeting. Currently, the Board of Directors has three directors in Class I with terms expiring in 2010, three directors in Class II with terms expiring in 2011 and three directors in Class III with terms expiring in 2012.

The terms of office of current Class I directors James V. Hanna, James R. Kiko, Sr., and John E. Tonti will expire at the annual meeting on October 27, 2010 and the current Class I directors constitute the nominees to be elected to serve until the 2013 annual meeting and until their successors are elected. Additional information concerning the nominees for director, the directors and executive officers of Consumers Bancorp is provided in the following pages.

The common shares represented by the accompanying proxy will be voted for the election of the nominees to serve as directors, unless contrary instructions are indicated on the proxy card. The nominees for director receiving the greatest number of “for” votes will be elected as directors. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment.

If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the common shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

The Board of Directors recommends that the shareholders vote “FOR”

the election of the nominees for Class I directors.

DIRECTORS AND EXECUTIVE OFFICERS

Director Nominees for Election at the Annual Meeting

Class I Directors – Term ending in 2013

James V. Hanna (age 67) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since February of 2005. Mr. Hanna is a Member of the Asset Liability Committee and Loan Committee. He is retired from a career in security and law enforcement, having spent 13 years as a Security Officer for the Ford Motor Company and five years as a Patrolman and Narcotics Agent for the Canton City Police Department. He continues as a Deputy Sheriff for the Carroll County Sheriff’s Department, having served since 1999. Mr. Hanna is Manager for the Hanna Family Investment Company, LLC. Having experience in the investment area, he has actively served on the Asset Liability Committee since joining the Company.

James R. Kiko, Sr. (age 66) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since February of 1997. He is an Independent Member of the Audit Committee, Executive Committee, Loan Committee (Chairman) and Nominating Committee. Mr. Kiko was a Director for Kiko Auctioneers, Inc. until 2009. He is a Certified Auctioneer and has held various positions including Auctioneer, Vice President and President with Kiko Auctioneers, Inc. and Russ Kiko Associates, Inc., in Canton,, Ohio, conducting business in real estate brokerage and auction services, and he is a Realtor with the Richard T. Kiko Agency, involved with real estate sales since 1962. Mr. Kiko is a part owner and operator of Kiko Farms. He has a strong background in real estate and equipment sales and evaluation as well as experience in business management and agriculture. He has served on the Loan Committee since joining the Board in 1997, offering current trend information on property values that are appropriate for the varying economic conditions.

John E. Tonti (age 69) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March of 2004. He is an Independent Member of the Asset Liability Committee, Audit Committee (Chairman) and Executive Committee. He is a CPA and former Partner of Hill, Barth & King, in Salem, Ohio, serving from 1963 to 2000. Mr. Tonti is currently the President of the Salem Community Foundation and is retired from the former Key Bank, Canton-Mahoning Advisory Board. He served as Executive Director of the Northern Columbiana County United Way from 2003 to 2006. Mr. Tonti brings a strong financial and investing background, serving as the Audit Committee’s Chairman and as the Board’s “Financial Expert” since 2005. He brings a long history of involvement with the banking industry, has an extensive community service background and has a good understanding of nonprofits.

Continuing Directors

Class II Directors – Term ending in 2011

David W. Johnson (age 50) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since July of 1997. He is an Independent Member of the Asset Liability Committee, the Corporate Governance Committee (Chairman), the Compensation Committee and the Nominating Committee. Mr. Johnson has been in the tile manufacturing business since 1984. He is currently the Chief Executive Officer of Summitville Tiles, Inc., previously serving as President and Vice President of Administration, located in Summitville, Ohio. He is currently President of Spread Eagle Tavern & Inn, serving in that capacity since 1990, a fine dining restaurant and restored inn in Hanoverton, Ohio. Mr. Johnson is a Partner in PCJ Ltd. and Johnson Joint Venture, both family holding companies. Mr. Johnson has extensive management knowledge, business experience and is dedicated to community and civic affairs, serving on various educational, political and business boards. As a leader in manufacturing, Mr. Johnson has represented the industry at both the State and Federal levels. Having served as Chairman of Corporate Governance and as member of the Asset and Liability Committee since joining the Board, Mr. Johnson has a strong history in bank governance.

Laurie L. McClellan (age 57) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since October of 1987 and as Chairman of the Boards since March of 1998. During the past year Ms. McClellan performed internal corporate duties with an emphasis on investor and community relations and was named the Director of Investor Relations for Consumers Bancorp, Inc. Prior to becoming Chairman, she served as Corporate Secretary and Vice Chairman of the Boards. In 2005, Ms. McClellan was appointed Acting Treasurer of Consumers Bancorp. She is a Registered Radiologic Technologist and practiced at Westwood Urgent Care in Alliance, Ohio from 1994 to 2002 and at Immediate Medical Services in Alliance, Ohio from 2003 to 2004. Ms. McClellan is the Manager of the Romain Fry Investment Company, LLC and has served on various community and nonprofit advisory boards. She has 23 years experience in Community Banking with an extensive knowledge of the Company’s history and operations and has a good understanding of banking regulation and compliance.

Harry W. Schmuck (age 61) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since November of 2005. Mr. Schmuck is an Independent Member of the Asset Liability Committee, Audit Committee, Corporate Governance Committee and Loan Committee. He is the Operations Manager of Schmuck Partnership, an Agricultural Business, working in the business since 1970, and a Farm Sales Associate of Russ Kiko & Associates, Inc. Mr. Schmuck brings experience in agricultural products and livestock sales and valuation. He is responsible for guiding the Schmuck Partnership in security and investment decisions. Mr. Schmuck brings strong interpersonal skills, having a firm understanding of management, operations and marketing. He has served on various community agencies and boards. His knowledge in agriculture has benefited the Loan Committee in analyzing farm credits since joining the Board in 2005.

Class III Directors – Term ending in 2012

John P. Furey (age 58) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since August of 1995. Mr. Furey is an Independent Member of the Audit Committee, the Compensation Committee (Chairman), the Executive Committee and the Loan Committee. He is currently Corporate President of Furey’s Wheel World, Inc., located in Malvern, Ohio, an automotive retail sales business, serving in that capacity since 1974. He is a Licensed Pilot, Certified Flight Instructor and Aircraft Builder. During his career in the Automotive Industry he has served on several automotive and finance advisory boards and has a strong management background with extensive knowledge in automotive sales, marketing, financing and customer service. Over his fifteen year history as a director of the bank, Mr. Furey has served on various standing and ad hoc committees and has developed a valuable background in community banking.

Thomas M. Kishman (age 61) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March of 1995. Mr. Kishman is an Independent Member of the Audit Committee, the Compensation Committee, the Corporate Governance and the Nominating Committee (Chairman). He is currently the Co-owner of Kishman’s IGA and GasNGo located in Minerva, Ohio, a retail grocery and fuel center. Mr. Kishman has spent his entire career in retail sales, working in the family’s grocery business since 1964. He has a strong management background and is a dedicated member and supporter of the local community. Serving as past Chairman of the Audit Committee and as a member of Corporate Governance Committee for ten years, Mr. Kishman has a good understanding of banking risks and controls.

Ralph J. Lober, II (age 43) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since 2008. Mr. Lober is currently the President and Chief Executive Officer, first joining the Company in 2007 as Executive Vice President and Chief Operating Officer. Mr. Lober was promoted to President and was appointed to Consumers National Bank Board of Directors in January 2008. In December 2008, Mr. Lober was appointed to Consumers Bancorp., Inc. Board of Directors. Mr. Lober currently is a Member of the Asset Liability Committee (Chairman) and Loan Committees. Having served as Cashier, Executive Vice President and Chief Financial Officer at Morgan Bank National Association from 1999 until May of 2007, Mr. Lober came to Consumers with a strong background in finance, funds management and operations. In addition, Mr. Lober spent the first part of his career at Mellon Bank before becoming the Internal Audit Manager at S.R. Snodgrass, A.C. from 1995 to 1999 where he developed, implemented and managed outsourced internal audit and compliance for community banks throughout Pennsylvania and Ohio.

THE BOARD OF DIRECTORS AND

ITS COMMITTEES

The Board of Directors conducts its business through meetings of the Board and its committees. Consumers Bancorp held 16 Board meetings during the 2010 fiscal year. All directors attended at least 75% of the total number of Consumers Bancorp Board meetings and meetings held by all committees of the Board on which they served during the 2010 fiscal year. Currently, each member of the Board of Directors of Consumers Bancorp also serves as a member of the Board of Directors of Consumers National Bank. Consumers National Bank held 14 Board of Directors meetings during the 2010 fiscal year, plus two days of Strategic Planning meetings. The Company has determined that all directors, except Mr. Hanna, Ms. McClellan and Mr. Lober are “independent” directors under the listing standards of the NASDAQ Stock Market Marketplace Rules and the additional independence requirements of the Company.

Although the Company does not have a formal policy with respect to Board member attendance at the annual meeting of shareholders, each member is encouraged to attend. All Board members attended the 2009 Annual Meeting of Shareholders.

Consumers Bancorp has an Asset/Liability Committee, Audit Committee, Compensation Committee, Corporate Governance Committee, Executive Committee, Loan Committee and Nominating Committee, each of which serves in dual capacity as a committee of Consumers Bancorp and Consumers National Bank.

The Asset/Liability Committee is comprised of Mr. Hanna, Mr. Johnson, Mr. Schmuck, Mr. Tonti and Mr. Lober, who serves as chairman. The Asset/Liability Committee is primarily responsible for ensuring both Consumers Bancorp and Consumers National Bank have adequate investment and funds management policies. The committee makes recommendations relative to the strategic direction of the Company and establishes key benchmarks relative to performance. The Asset/Liability Committee is also responsible for establishing procedures for monitoring the management of the investment portfolio and Consumers National Bank’s liquidity, capital and interest rate risk position. During the fiscal year 2010, the Asset/Liability Committee met four times.

The Audit Committee is comprised of Mr. Furey, Mr. Kiko, Mr. Kishman, Mr. Schmuck and Mr. Tonti, who serves as chairman. The oversight function of the Audit Committee includes the review of all internal and external audit functions and the approval and engagement of the Company’s independent auditors. The Board of Directors of Consumers Bancorp adopted a revised Audit Committee Charter in May 2010 which is attached as Exhibit B and is also available on the Company’s website www.consumersbank.com. The Board of Directors of Consumers Bancorp has determined that each member of the Audit Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and that Mr. Tonti satisfies the requirements of a “financial expert” as defined by the applicable Security and Exchange Commission rules and regulations. The Report of the Audit Committee is on page 15 of this Proxy Statement. During fiscal year 2010, the Audit Committee met five times.

The Compensation Committee reviews overall bank compensation policies and executive management compensation. This committee is comprised of Mr. Kishman, Mr. Johnson, Ms. McClellan and Mr. Furey, who serves as chairman. The Report of the Compensation Committee is on page 16 of this Proxy Statement. Our compensation philosophy and objectives are described in the Compensation Discussion and Analysis section beginning on page 12 of this proxy statement. During the fiscal year 2010, the Compensation Committee met six times. The Compensation Committee Charter is available on the Company’s website www.consumersbank.com.

The Corporate Governance Committee is comprised of Mr. Kishman, Mr. Schmuck and Mr. Johnson, who serves as chairman. The committee is responsible for making independent recommendations to the Board of Directors as to best practices for Board governance and conducting an evaluation of Board performance. During the fiscal year 2010, the Corporate Governance Committee met once.

The Executive Committee reviews various executive and interim Board matters as outlined by its charter. This committee is comprised of Mr. Furey, Mr. Kiko, Mr. Tonti and Ms. McClellan, who serves as the chairperson. During the fiscal year 2010, the Executive Committee met six times.

The Loan Committee is comprised of Mr. Furey, Mr. Hanna, Mr. Lober, Ms. McClellan, Mr. Schmuck, and Mr. Kiko, who serves as chairman. The Loan Committee reviews loan requests and is responsible for approving loans that exceed an individual loan officer’s or Internal Loan Committee’s lending authority. During the fiscal year 2010, the Loan Committee met 27 times.

The Nominating Committee is comprised of Mr. Kiko, Mr. Johnson, Ms. McClellan and Mr. Kishman, who serves as chairman. The Board of Directors of Consumers Bancorp has determined that Mr. Johnson, Mr. Kiko and Mr. Kishman meet the independence standards of the NASDAQ Stock Market Marketplace Rules. In addition, the Board of Directors has determined that it is in the best interest of the Company to have Ms. McClellan, who owns or controls more than 20% of the Company’s voting securities, serve on the Nominating Committee. During the fiscal year 2010, the Nominating Committee met once.

Under the terms of the Nominating Committee Charter the Nominating Committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination for re-election. The Nominating Committee will consider candidates for director who are recommended by shareholders in accordance with the Company’s Code of Regulations and the Board Addition/Replacement Procedures found in the Board Supervision Policy. Candidates must be individuals with a good reputation who demonstrate civic character, business success and community involvement. They must be willing to commit their time to Board and committee meetings, keep apprised of banking issues and complete continuing education courses. The Nominating Committee is responsible for the selection of the final slate of nominees for election to the Board of Directors. Those nominees recommended by the Committee are then submitted to the Board of Directors for approval. The Nominating Committee Charter is available on the Company’s website www.consumersbank.com.

Shareholders desiring to nominate a candidate for election as a director at the 2011 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver written notice to the Secretary of Consumers Bancorp, at its executive offices, 614 East Lincoln Way, Minerva, Ohio 44657, not later than August 7, 2011 or such nomination will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the nomination if a shareholder has failed to submit the nomination by August 7, 2011 or if the candidate does not meet criteria set forth in the Company’s Amended and Restated Regulations.

Board Leadership Structure; Role in Risk Oversight

In accordance with our regulations, the Board elects our Chairman and Chief Executive Officer, or CEO, and each of these positions may be held by the same person or may be held by different people. Currently the offices of Chairman and CEO are separated. The Board believes that the separation of offices of the Chairman and CEO is appropriate at this time as it allows our CEO to focus primarily on management and operating responsibilities.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Director Compensation

The Compensation Committee annually reviews and recommends to the Board of Directors the proposed director fees after consideration of information from peer surveys, past compensation practices and the Company’s performance. The Board is responsible for approving the fees for attending Board meetings and committee meetings. The Board believes the fees are competitive with the fees paid by other peer banks of a comparable size and will ensure the Company attracts and retains qualified Board members.

Non-employee directors received an annual retainer of $2,000 and are compensated for each meeting of the Consumers National Bank Board of Directors and each committee meeting they attend. Compensation for attendance at a Board of Directors meeting was $800 per meeting. The following table details the fees paid to each non-employee director for attendance at committee meetings:

	Asset/ Liability			Audit	Compensation	Corporate Governance	Executive			Loan	Nominating
Committee Chair	$		*	$300	$200	$200	$		*	$200	$200
Committee Member		$100		$200	$100	$100		$200		$100	$100

*	Denotes committee chaired by an employee of the Company

In addition, an incentive pool based on overall Company profitability was available to non-employee directors. For the 2010 fiscal year, the Compensation Committee selected net income of $2.1 million as the corporate performance target. A reduced incentive was available if the Company achieved at least 95.0% of the net income target, or net income of $2.0 million. Reported net income results for the 2010 fiscal year were above 95.0% of the targeted level therefore, an incentive was earned by each non-employee director as part of this program.

Ms. McClellan and Mr. Lober are employees of Consumers National Bank and received no additional compensation for their service as a director.

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board during the 2010 fiscal year. The compensation received by Mr. Lober is shown in the “Summary Compensation Table” which is included under the “Executive Officers” section in the following pages.

Name	Fees earned or paid in cash ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John P. Furey	$19,300	$1,143	$—	$—	$20,443
James V. Hanna	16,000	1,143	—	—	17,143
David W. Johnson	14,300	1,143	—	—	15,443
James R. Kiko, Sr.	21,800	1,143	—	—	22,943
Thomas M. Kishman	15,000	1,143	—	—	16,143
Harry W. Schmuck, Jr.	21,200	1,143	—	—	22,343
John E. Tonti	16,400	1,143	—	—	17,543

At the beginning of the 2011 fiscal year, the director board meeting and committee meeting fees remained the same as the previous fiscal year. During the 2011 fiscal year, the Compensation Committee will complete a peer study review of director fees to determine if any changes will be recommended. A total incentive pool for all non-employee directors of $10,000 has been established that will be paid if certain corporate performance targets are achieved.

PROPOSAL 2

ADOPTION OF CONSUMERS BANCORP 2010 OMNIBUS INCENTIVE PLAN

The Board of Directors is requesting that shareholders approve the adoption of the Consumers Bancorp 2010 Omnibus Incentive Plan (the “Plan”). On September 7, 2010, the Board adopted the Plan, subject to approval by the Company’s shareholders. Set forth below is a summary of the material features of the Plan. A copy of which is attached to this Proxy Statement as Exhibit A, and the following summary is qualified in its entirety by reference to the Plan.

The purpose of the Plan is to promote alignment between key employee’s performance and Consumers’ shareholder interests by motivating performance through the award of stock-based incentive compensation. The Plan is intended to attract and retain talented employees and directors to the Company, motivate such individuals by means of performance-related incentives to achieve longer-range performance goals, and enable such individuals to participate in the long-term growth and financial success of the Company. The Plan serves these purposes by making equity-based awards (“Awards”) available for grant, either singly or in combination, to eligible participants in the form of stock options (both nonqualified and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards.

Administration

The Board of Directors will determine the types of Awards the Company may grant in any fiscal year and the Plan will be administered by the Compensation Committee. The Compensation Committee will be comprised of at least two directors, each of whom will be a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee will select the participants in the Plan, determine the sizes of Awards and determine the terms and conditions of the awards. The Plan is designed to provide incentive compensation to key employees and non-employee directors over a multi-year period in alignment with the interests of Consumers’ shareholders by motivating and rewarding actions that increase or create shareholder value. The Compensation Committee will determine the level of incentive compensation based on an evaluation of competitive factors in conjunction with the total compensation of Consumers’ key employees. Each Award will be evidenced by a written award agreement setting forth the applicable terms and provisions.

Eligibility

The Compensation Committee may select any employee of the Company and its affiliates, any prospective employee and non-employee directors of the Company and its affiliates to receive Awards under the Plan. As of June 30, 2010, there were seven non-employee directors of the Company and approximately 109 employees of the Company and its affiliates who are eligible for selection to participate in the Plan.

Available Common Shares

The aggregate number of common shares available for the grant of Awards under the Plan will not exceed, at any time, 100,000 shares; and the aggregate number of shares available for the grant of Awards in any fiscal year shall not exceed 40,000. Common shares issued under the Plan may consist of treasury shares, authorized but unissued common shares not reserved for any other purpose or common shares purchased by us or on our behalf in the open market for such purpose. Upon the grant of an Award, we will reduce the number of common shares available for issuance under the Plan by an amount equal to the number of common shares subject to such Award.

In the event of any common share dividend, common share split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of common shares or any other change affecting the common shares, the Compensation Committee will make such substitutions and adjustments as it deems equitable and appropriate to (1) the number of common shares that may be issued under the Plan, (2) any common share-based limits imposed under the Plan and (3) the exercise price, number of common shares and other terms or limitations applicable to outstanding Awards.

Types of Awards

Stock Options. The Compensation Committee has the authority to grant Incentive Stock Options, Nonqualified Stock Options, or to grant both types of Options. The exercise price of any Option granted will be at least equal to the fair market value of Consumers common shares on the date of the grant. As a result, stock options reward the participant only if the price of Consumers stock increases after the date of the grant. The Compensation Committee will determine the term of the Option (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The maximum number of shares with respect to which Incentive Stock Options may be granted under the Plan is 20,000. The maximum number of shares with respect to which Options may be granted to one participant in any fiscal year is 20,000.

Upon exercise of an option, the participant must pay the full exercise price in cash, by tendering previously-acquired common shares, by a cashless exercise, or through any other method approved by the Compensation Committee.

Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) entitle the participant to receive a payment based on the appreciation in the value of Consumers stock. The amount payable to the participant will equal the appreciation in the fair market value of Consumers stock from the grant date to the participant’s date of exercise of the SAR. The exercise price of any SAR will be at least equal to the fair market value of the common shares on the date the SAR is granted. The Compensation Committee will also determine the term of the SAR (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. The maximum number of shares with respect to which SARs may be granted to one participant in any fiscal year is 20,000. The Compensation Committee will determine whether a SAR will be settled in common shares, cash or a combination thereof.

Restricted Stock and Restricted Stock Units. Restricted stock programs promote immediate stock ownership and the forfeiture provisions can aid in the retention of key employees. Restricted stock consists of common shares that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions. The restrictions and forfeiture provisions lapse after the specified period of time and/or after the specified performance is achieved.

Restricted stock unit awards are a form of deferred compensation subject to the provisions of Section 409A and are nonforfeitable as certain corporate and/or individual performance targets are met. At the end of the restriction period, vested restricted stock unit awards are paid to the participant, either in Consumers stock, cash, or a combination thereof. The Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock or Restricted Stock Units Award.

Performance-Based Awards. The Plan permits for the grant of Performance Awards in the form of cash or Consumers stock subject to the attainment of such performance criteria as the Compensation Committee may determine from time to time during a specified performance period. The maximum number of shares which may be awarded in respect of a single performance period is 20,000 shares, or in the event such Award is paid in cash, the equivalent cash value thereof.

Other Stock-Based Awards. The Plan permits for the grant of Other Stock-Based Awards in the form of Consumers stock, or denominated, payable or valued in whole or in part by reference to Consumers stock as deemed by the Compensation Committee to be consistent with the purposes of the Plan. The Compensation Committee will determine the terms, conditions and restrictions applicable to each Other Stock-Based Award.

Amendment and Termination

The Board may alter, amend, or discontinue the Plan, but no amendment, alteration or discontinuation may impair the rights of a participant under an outstanding award without the participant’s consent. The Company will obtain shareholder approval of any Plan amendment (i) to the extent necessary or desirable to comply with applicable laws, (ii) if the amendment would materially increase the benefits for participants and (iii) if the amendment would materially increase the number of securities issued under the Plan or materially modify the requirements for participation in the Plan. The Compensation Committee may amend the terms of any award, prospectively or retroactively, but no award amendment may impair a participant’s rights without his or her consent. Except in the case of certain permitted adjustments, the terms of outstanding awards may not be amended to reduce the exercise or grant price to less than the original exercise or grant price without shareholders’ approval.

Change in Control

Unless otherwise determined by the Compensation Committee at the time of granting an Award, in the event of a change of control, as defined in the Plan, all outstanding Awards will become fully exercisable and vested, as applicable, all restrictions will lapse, and all performance goals shall be deemed satisfied at target. However, to the extent any outstanding Award is converted, assumed or replaced by the resulting entity, (i) outstanding Awards with performance goals will be converted as if the target performance had been achieved, (ii) each Performance Award or Performance Compensation Award with service requirements shall continue to vest during the applicable period, and (iii) all other Awards shall continue to vest during the remaining period set forth in the award agreement. Also, to the extent any outstanding Award is converted, assumed or replaced by the resulting entity, if a participant’s service or employment is terminated without cause or for good reason (as defined in the Plan) during the two years following a change in control, then all outstanding Awards held by the participant shall become fully exercisable and vested, and all restrictions shall lapse.

Transferability

No Award may be sold, assigned, pledged, or otherwise transferred by a participant other than by will or the laws of descent and distribution.

Dodd-Frank Mandatory Executive Compensation Clawback

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that every public company adopt a policy whereby, in the event of a restatement, the company will recover from current and former executives any incentive-based compensation, for the three years preceding the restatement, that would not have been awarded under the restated financial statements. The individual Award Agreements that will be issued to Participants under the Plan will include a provision to ensure compliance with these regulations once they are promulgated.

Effective Date and Term

The Plan will become effective as of the date of its approval by the Board of Directors, subject to approval by the shareholders and, unless earlier terminated, will continue until September 7, 2020.

Vote Required

The affirmative vote of holders of a majority of the outstanding common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the adoption of the Plan. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

The Board of Directors recommends that the shareholders vote FOR the proposal to approve the adoption of the Consumers Bancorp 2010 Omnibus Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of securities, such as common shares, if such person has or shares voting power or investment power in respect of such securities. In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option. Information is provided below about each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock as of June 30, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of June 30, 2010		Percent of Common Shares
Laurie L. McClellan 28 Tepee Drive Minerva, Ohio 44657	432,512	(1)	21.30%
James V. Hanna 14269 Lincoln S.E. Minerva, OH 44657	158,384	(2)	7.77%

(1)	Includes 426,206 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(2)	Includes 154,494 shares owned by or jointly with family members, trusts, various corporations and partnerships.

Security Ownership of Management

The following table shows the beneficial ownership of the Company’s common stock as of June 30, 2010 for each director and named executive officers of the Company and for all current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Shares (if 1% or Greater)
John P. Furey	29,701	(1)	1.46%
James V. Hanna	158,384	(2)	7.77%
David W. Johnson	11,252	(3)	*
James R. Kiko, Sr.	8,166	(4)	*
Thomas M. Kishman	12,702	(5)	*
Ralph J. Lober, II	7,139	(6)	*
Laurie L. McClellan	432,512	(7)	21.30%
Harry W. Schmuck, Jr.	6,521		*
John E. Tonti	6,420	(8)	*
Paul B. Hugenberg, III	241		*
Renee K. Wood	1,267	(9)	*
All directors and executive officers as a group (14 persons)	677,216		33.23%

*	Denotes less than one percent of outstanding shares.
(1)	Includes 25,301 shares owned by or jointly with family members or trusts.
(2)	Includes 154,494 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(3)	Shares are pledged as collateral.
(4)	Includes 2,534 shares owned by family members or partnerships.
(5)	Includes 4,526 shares owned by or jointly with family members.
(6)	Shares are owned jointly with family members.
(7)	Includes 426,206 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(8)	Includes 4,100 shares held in a trust.
(9)	Includes 667 shares owned jointly with family members.

EXECUTIVE OFFICERS

The following information is provided with respect to each person who currently serves as an executive officer of the Company.

Stormie Gross (age 53) serves as Senior Vice President Risk Management and joined the Company in January 2007. Ms. Gross served as Vice President Risk Manager, Compliance Officer from January 2007 to January 2010 and was promoted to Senior Vice President Risk Management in January 2010. Ms. Gross has over 28 years of banking experience with 21 of them in the risk management and credit areas. Ms. Gross also served as the Internal Audit Manager from 2005 to 2006 and Risk Management Loan Review Officer from 2003 to 2005.

Paul B. Hugenberg, III (age 38) serves as Senior Vice President, Chief Information Officer and joined the Company in May 2005. Mr. Hugenberg has worked in banking for the past 13 years and joined Consumers as the Chief Information Officer and was promoted to Senior Vice President, Chief Information Officer in January 2010. His previous occupations and employment include Senior Manager, Information Risk and Performance Services with Crowe Chizek and Company LLC from 2003 to 2005 and Adjunct Faculty, Stark State Technical College from 2007 to 2008.

Philip M. Suarez (age 61) has served as Executive Vice President, Chief Credit Officer since January 2010 and served as Chief Credit Officer from July 2009 to January 2010. Mr. Suarez joined Consumers in 2000 as Senior Vice President and Senior Loan Officer. His prior banking experience covers over 25 years, including many years of commercial banking in the Chicago and Youngstown areas.

Larry Marcus (age 51) has served as Senior Vice President and Senior Loan Officer since joining the Bank in July 2009. Mr. Marcus came to the Bank with 23 years of experience which include Vice President of Finance with The Stark Development Board from 1999 to July 2009 where he was responsible for the lending area of Small Business Association loan programs, coordinating with bankers, professionals and small business owners. Prior banking experience includes commercial lending from 1986 to 1999 with an emphasis in small and middle markets.

Renee K. Wood (age 39) serves as Senior Vice President, Chief Financial Officer and Treasurer, having been appointed to this position in January 2010. Ms. Wood served as Chief Financial Officer and Treasurer beginning in July 2005 and joined Consumers in January 2005 as Controller. Prior to joining Consumers, Ms. Wood served as Vice President, Controller of the Finance Department for Unizan Bank, National Association from 2002 to 2005. Her 16 years of experience have been in senior or management level positions in the accounting or finance areas of banking.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Overview

This Compensation Discussion and Analysis provides information regarding the compensation awarded to, earned by, or paid to the named executive officers serving as of June 30, 2010 whose compensation is detailed in this proxy statement. These named executive officers are the president and chief executive officer, chief financial officer and the chief information officer. The Board of Directors has delegated to the Compensation Committee responsibility for the oversight and administration of compensation of the Company. The committee reviews and recommends company benefit and incentive plans, as well as, reviewing the individual performance of the chief executive officer and executive management.

Compensation Philosophy and Objectives

The objective of the Company’s compensation program is to fairly compensate the executive officers in light of their individual performances and their contributions to the performance of the Company, thereby aligning executives’ incentives with shareholder value creation. The compensation philosophy is designed to reward effort and achievement by the officers and provide them with compensation targeted at market competitive levels. The Company’s compensation program includes the following core components: base salary, cash incentive compensation, long-term compensation and certain change of control agreements. The Compensation Committee manages all components on an integrated basis to achieve the following objectives: to attract and retain highly qualified management, to provide shorter-term incentive compensation that varies directly with the Company’s financial performance and to focus management on both annual and long-term goals. The Company believes that, by setting and adjusting these elements, it has the flexibility to offer appropriate incentives to its executive officers.

During the 2010 fiscal year, the Compensation Committee retained Meyer-Chatfield Compensation Advisors in order to review executive officers compensation and to make recommendations regarding the structure of these compensation packages.

Comparison information was gathered from public data for peer banks and from regional and national compensation survey information. Some of the resources used to compare the compensation offered by peer banks were American Bankers Association, Bank Administration Institute, Watson Wyatt Data Services and CompAnalyst. The primary factors used to determine an appropriate community bank peer group included, asset size, per capita income of the surrounding market and general performance metrics, such as return on equity (ROE). An analysis of ROE as of the third quarter of 2009, demonstrated that the performance of Consumers was within the high performing group when compared to publicly traded peer banks with assets below $300 million. The next higher asset size group of $300 to $500 million was considered when no comparable data was available for the job responsibilities of a particular executive or when the job duties did not align with Consumers’ executive officer positions.

Based on Meyer-Chatfield’s Executive Compensation study, the Compensation Committee adopted the philosophy to target executive compensation at the midpoint of compensation paid to similarly situated executive officers at comparable high performing peer banks within our region and asset size. Individual opportunities may be above or below this general target level at times for a variety of reasons, including individual and corporate performance, recruiting and retention reasons.

In addition, as part of the compensation review, Meyer-Chatfield noted that there was not a long-term compensation plan in place for all executive officers. The Compensation Committee recognizes the need for a performance incentive plan that ties long-term compensation in the form of equity awards that will encourage long-term strategic planning. Additionally, a long-term equity compensation plan will allow the Company to recruit and retain quality management. As a result of these considerations, the Compensation Committee recommended to the Board of Directors the approval of the Consumers Bancorp 2010 Omnibus Incentive Plan.

Components of Compensation

Base Salary

Base salary is a major factor in attracting and retaining key personnel and therefore is the primary component of our executive officer’s compensation. In setting an officer’s base salary, the Company considers parameters set by its size and complexity and the salaries offered by peers. Based on Meyer-Chatfield’s Executive Compensation study, the Compensation Committee adopted the philosophy to target executive compensation to the midpoint of high performing banks within our region and asset size. In order to develop individualized plans to achieve total compensation at the midpoint of high performing banks within our region and asset size, an average of the base gap and total compensation gap was calculated, and existing long-term compensation and targeted long-term compensation was considered for each executive officer. The Company’s performance as measured by its results compared to previous years is also considered in determining the overall adjustments to executive officers salaries. Specific salaries are adjusted to reflect the contributions of the executive officer to the Company’s operations and the accomplishment of its long-term goals.

Based on a review of the company’s strategic direction, individual career path objectives and succession planning in conjunction with the broad databases and other publicly available information, the Company believes that its executive compensation practices are in line with its compensation philosophy and objectives described above.

Incentive Compensation

On January 1, 2008, an annual incentive compensation program went into effect in which all participants are eligible to earn incentive compensation based on corporate financial performance, departmental, and individual goals as determined by each participant’s manager. All employees, except seasonal and temporary employees, are eligible to participate in the annual incentive plan. Positions are classified into various levels according to overall responsibilities within the organization and the impact each position has on the organization’s overall financial performance.

For the 2010 fiscal year, the Compensation Committee selected net income as the corporate performance target for the plan. The targeted net income for the 2010 fiscal year was $2.1 million, with a reduced bonus amount available for payment if the Company achieved at least 95.0% of the target, or net income of $2.0 million. Reported net income results for the 2010 fiscal year were above 95.0% of the targeted level of financial performance. Based on these net income results, there was $50,000 available company wide based on corporate performance and $50,000 available company wide based on individual and departmental goals.

The table below shows how each plan component for 2010 is weighted when evaluating each of the named executive officers:

	Corporate Performance	Individual/ Departmental Goals
Ralph J. Lober, II	75.0%	25.0%
Renee K. Wood	50.0%	50.0%
Paul B. Hugenberg, III	50.0%	50.0%

The total amount awarded for the incentive plan for each executive officer is disclosed under the “Bonus” column of the Summary Compensation Table.

Long-term Compensation

Long-term compensation includes a qualified retirement plan in the form of a 401(k) Plan and a non-qualified Salary Continuation Program. The Company provides safe harbor contributions under the 401(k) Plan, matching up to 100% of the first 4.0% contributed by the employee. The amount contributed on behalf of the executive officers is determined in accordance with the provisions of the plan applicable to all employees. The Salary Continuation Plan is designed to retain executive and senior management personnel. Entrance to the Salary Continuation Plan is limited and is subject to meeting performance criteria, established by the Compensation Committee and approved by the Board of Directors. The Company expects these plans to promote longevity with the Company and discourage turnover among its executive officers and other employees.

Change of Control Agreements

The Company recognizes change of control agreements can help it to attract and keep talented executives and can minimize the impact on key executives of a job loss due to a change of control. In the event a transaction that would lead to a change of control is proposed, such agreements can help assure the executives analyze the transaction without undue focus on its effect upon them personally. In addition, if a transaction would occur, change of control agreements can encourage key executives to stay and help accomplish a smooth transition. As a result, the Board believes offering such agreements to certain executives who are important to the Company’s operation and whose jobs may be impacted as the result of a change of control, is in the best interests of the shareholders of the Company, and it has offered them to selected executive officers of the Company who satisfy this criteria. Please see page 15 of this Proxy Statement for additional information regarding our change in control agreements.

The following table sets forth the cash compensation and certain other compensation paid or earned by the Company’s President and Chief Executive Officer, Chief Financial Officer and Chief Information Officer for each of the last three fiscal years ended June 30, 2010. The individuals listed in this table are sometimes referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Comp. ($) (1)(2)	Total ($)
Ralph J. Lober, II	2010	$175,000	$15,299	$—	$—	$—	$43,162	$8,927	$242,388
President and Chief Executive Officer (3)	2009 2008	170,668 139,542	1,000 6,915	— —	— —	— —	33,320 —	6,869 500	211,857 146,957

Renee K. Wood	2010	$94,255	$4,101	$—	$—	$—	$—	$3,770	$102,126
Senior Vice President, Chief Financial Officer/Treasurer	2009 2008	91,755 90,196	1,574 2,735	— —	— —	— —	— —	3,748 3,661	97,077 96,592

Paul B. Hugenberg, III	2010	$109,773	$4,510	$—	$—	$—	$—	$4,391	$118,673
Senior Vice President and Chief Information Officer	2009 2008	109,272 109,538	778 3,278	— —	— —	— —	— —	4,465 4,443	114,515 117,259

(1)	This column includes contributions by the Company for each of the named executive officers to the Consumers National Bank 401(k) Savings and Retirement Plan and Trust.
(2)	This column also includes perquisites for Mr. Lober received during the 2010 fiscal year. Perquisites for Mr. Lober totaled $1,927 for the personal use of a company car. None of the other named executive officers have any perquisites.
(3)	On September 19, 2008 Mr. Lober was promoted to the position of President and Chief Executive Officer from the position of President and Chief Operating Officer.

DEFINED CONTRIBUTION PLAN

Under the Consumers National Bank 401(k) Savings and Retirement Plan & Trust (401(k) Plan) as in effect during the fiscal year ended June 30, 2010, the Consumers National Bank’s Board of Directors has the discretion and authority to determine the amount to be contributed to the 401(k) Plan. The 401(k) Plan is administered by Consumers National Bank. Each participant in the 401(k) Plan has credited to their account a maximum of 4.0% of their annual salary, provided they have voluntarily contributed the same amount. The 401(k) Plan states that each participant shall be fully vested in the 401(k) Plan immediately upon contribution. Benefits under the 401(k) Plan cannot be estimated for the participants because the benefits are based upon future earnings of Consumers National Bank and future compensation of the participants. Part of the funds in the 401(k) Plan is vested in the participants in accordance with the 401(k) Plan. An eligible participant is one who has completed six months of service and has attained the age of 21. At the time of retirement, death, disability or other termination of employment, a participant is eligible to receive a distribution of all vested amounts credited to their account in either a single lump sum payment or a series of substantially equal installment payments over a period not longer than the joint life expectancy of the participant and beneficiary. The trustees of the 401(k) Plan are Ralph J. Lober and Laurie L. McClellan.

SALARY CONTINUATION PROGRAM

In September 1995, the Board of Directors of Consumers National Bank adopted a salary continuation program (Plan) to encourage the long-term retention of Consumers National Bank executives and avoid the cost of executive turnover. Pursuant to the Plan, salary continuation agreements were entered into between Consumers National Bank and certain executives. The participants in the Plan are determined by the Board of Directors. In 2001, several of the Agreements were amended and restated to reflect changes in the Plan approved by the Board of Directors. In 2008, all of the agreements were amended to comply with Internal Revenue Code Section 409A (Amended Agreements). The Amended Agreements provide such executives (and, in the event of the executive’s death, surviving beneficiary) with 180 months of salary continuation payments equal to a certain percentage of an executive’s average compensation, as defined within each agreement, using three full calendar years prior to Normal Retirement Age. For purposes of these Amended Agreements, “Normal Retirement Age” means the executive’s 65th birthday. Vesting under the Amended Agreements commences at age 50 and is prorated until age 65. If an executive dies during active service, the executive’s beneficiary is entitled to the Normal Retirement Benefit. The executive can become fully vested in the Accrual Balance upon termination of employment following a disability or a change in control of the Bank. For purposes of these Amended Agreements, “Accrual Balance” means the liability that should be accrued by the Company for the Company’s obligation to the executive under the Amended Agreements. For purposes of calculating the Accrual Balance, the discount rate in effect at June 30, 2010 was 5.5%. Mr. Lober became eligible to participate in the Plan as of May 8, 2008 and entered the plan on August 29, 2008.

PENSION BENEFITS

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ralph J. Lober	Salary Continuation Program	$76,482	$—

CHANGE OF CONTROL AGREEMENTS

Change of control agreements (Change of Control Agreements) were entered into with the named executive officers in order to provide severance benefits in the event of their termination of employment following a change of control of Consumers National Bank within five years of the effective date of each agreement. The terms of the Change in Control Agreements are summarized below.

If within 12 months following a change of control, a termination of employment occurs for any reason other than death, Disability (as defined below), or Cause (as defined below), a participant may receive a lump sum payment based on the agreement schedule in effect at the date of such termination. In addition, the participant shall be entitled to receive Company-paid COBRA premiums, relating to employee’s group medical insurance continuation premiums under the Company’s group health plan, for a period of 12 months after the date of termination. For purposes of these Change of Control Agreements, a “Change of Control” means the transfer of shares of the Company’s voting common stock during the term such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Internal Revenue Code) more than 50 percent of the Company’s outstanding voting common stock. The date of the employee’s termination shall be the date specified by the Company in a written notice to the employee. The employee shall be considered to have a “Disability” during the period in which the employee is unable, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of employee’s regular employment with the Company, which condition is expected to be permanent. For purposes of these Change of Control Agreements, the term “Cause” means, in the reasonable judgment of the Compensation Committee or the President of the Company, (i) the willful and continued failure by the employee to substantially perform the employee’s duties with the Company after written notification by the Company, (ii) the willful engaging by the employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise, or (iii) the engaging by the employee in egregious misconduct involving serious moral turpitude. For purposes of these Agreements, no act or failure to act on the employee’s part shall be deemed “willful” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that such action was in the best interest of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As of June 30, 2010, if a change of control had occurred and Mr. Lober was terminated or if Mr. Lober had become disabled, then Mr. Lober would have received a payment of $76,482 under the Salary Continuation Program. If Mr. Lober was terminated for cause as of June 30, 2010, then Mr. Lober would not have received a benefit payment under the Salary Continuation Program.

If a change of control had occurred on June 30, 2010 and each named executive officer with a Change of Control Agreement was terminated, Mr. Hugenberg would have received a termination/severance payment of $22,054 and the cost of COBRA premiums, assuming no increase after that date, would have been $13,796. Ms. Wood would have received a termination/severance payment of $19,351 and the cost of COBRA premiums, assuming no increase after that date, would have been $10,743. Subsequent to June 30, 2010, the benefit for Mr. Hugenberg and Ms. Wood reduced to zero due to the declining nature of the benefit within the Change of Control Agreement.

COMPENSATION COMMITTEE REPORT

The Company’s Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with Management. Based upon this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K, proxy or information statement.

Respectfully Submitted,

The Compensation Committee

Mr. Furey, Chairman

Mr. Johnson

Mr. Kishman

Ms. McClellan

COMPENSATION COMMITTEE INTERLOCK

AND INSIDER PARTICIPATION

Ms. Laurie L. McClellan, the Company’s Chairman served on the Executive and Compensation Committees during the fiscal year ended June 30, 2010. Ms. McClellan, in serving on the Executive and Compensation Committees, did not participate in discussions or decision-making relative to her own compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain of its officers to file reports with the Securities and Exchange Commission indicating their holdings of, and transactions in, the Company’s equity securities. Based solely on a review of the copies of such reports it received, and written representations from reporting persons, the Company believes that during the fiscal year ended June 30, 2010, its reporting persons complied with all Section 16(a) filing requirements, except a late Form 4 filing for Mr. Kishman.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Directors and executive officers of Consumers Bancorp and Consumers National Bank and their associates were customers of, or had transactions with, Consumers Bancorp or Consumers National Bank in the ordinary course of business during fiscal year ended June 30, 2010. Transactions with these persons are expected to continue to take place in the future. In the ordinary course of business, loans are made to officers and directors on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated third parties. Such loans do not, and will not, involve more than the normal risk of collectability or present other unfavorable features.

Mr. Kiko, a director, is a real estate auctioneer and, in the ordinary course of business, the Company has retained the services of Kiko Auctioneers and Kiko Realty to liquidate property and may continue to retain their services in the future.

Consumers National Bank is party to an operating lease agreement for the Malvern Branch location with Furey Holdings, LLC. Mr. Furey is the managing member of Furey Holdings, LLC. This leasing arrangement and the terms of the lease were unanimously approved by directors without an interest in the transaction.

The SEC rules require disclosure of any family relationship among directors and executive officers. Mr. Kiko, director, is first cousin to Janice E. Kishman, spouse of director, Mr. Kishman.

Each officer and director is expected to bring any relationship or transaction with the Company in which he or she has a direct or indirect interest to the attention of the Board of Directors. The non-interested directors review the transaction and consider, among other things, whether the transaction impacts the independence of any independent Board member, whether the related party’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.

AUDIT COMMITTEE REPORT

Consumers Bancorp’s Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2010. In addition, the Audit Committee has discussed with Crowe Horwath LLP, the independent registered public accounting firm for Consumers Bancorp, the matters required by Statements on Auditing Standards No. 61, Communications with Audit Committees, as amended, and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

The Audit Committee has received written disclosures from Crowe Horwath LLP required by Independence Standards Board Standard No. 1. The Audit Committee has discussed with Crowe Horwath LLP its independence from Consumers Bancorp.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to Consumers Bancorp’s Board of Directors that the audited financial statements be included in Consumers Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for filing with the Securities and Exchange Commission.

Respectfully Submitted,

The Audit Committee

Mr. Tonti, Chairman

Mr. Furey

Mr. Kiko

Mr. Kishman

Mr. Schmuck

Independent Registered Public Accounting Firm

Crowe Horwath LLP audited the consolidated financial statements for the year ended June 30, 2010. Representatives of Crowe Horwath LLP will attend the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Principal Accountant Fees and Services

The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent auditors for audits of the Company’s financial statements. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances the Company’s independent auditors may be engaged to perform audit-related services and must pre-approve 100% of any non-audit related service performed by the independent auditors.

Crowe Horwath LLP billed the Company $97,100 and $92,345 for the fiscal years ended June 30, 2010 and June 30, 2009, respectively. The table below sets forth the aggregate fees billed by Crowe Horwath LLP for services rendered to the Company and its affiliates for the fiscal years 2010 and 2009.

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Services
2010	$89,500	$—	$7,600	$—
2009	$83,435	$—	$7,300	$1,610

The “Tax Fees” for 2010 and 2009 related principally to filing, compliance and tax strategy planning. The “All Other Services” for 2009 related principally to review of correspondence with the Securities and Exchange Commission.

The Audit Committee has reviewed all non-audit services described above and has concluded that the provision of these non-audit services is compatible with maintaining Crowe Horwath LLP’s independence.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2011 Annual Meeting of Shareholders and who wishes to have the proposal included in Consumers Bancorp’s proxy statement and form of proxy for that meeting must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than May 24, 2011.

Any shareholder who intends to present a proposal, other than as set forth above, at the 2011 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than August 7, 2011 or such proposal will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by August 7, 2011.

SHAREHOLDER COMMUNICATIONS

Any shareholder may send communications to the Board of Directors through the Company’s Corporate Secretary, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors, or the appropriate committee, as soon as practicable. Shareholders may also send communications to the presiding non-management director of the Board by sending correspondence to Audit Chairman, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657.

FORM 10-K ANNUAL REPORT

The Form 10-K Annual Report for the fiscal year ended June 30, 2010 has been mailed concurrently with this Proxy Statement to shareholders of record. The Form 10-K Annual Report does not constitute a part of the proxy material. Shareholders may request a copy of any of the Company’s filings at no cost by writing or e-mailing the Company at the following address or e-mail address: Consumers Bancorp, Inc., Attn: Theresa J. Linder, 614 East Lincoln Way, Minerva, Ohio 44657 or e-mail to shareholderrelations@consumersbank.com.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies.

CUMULATIVE VOTING

Under the General Corporation Law of Ohio, if a shareholder desires cumulative voting for election of the directors, then the shareholder must provide written notice to the President or the Secretary of Consumers Bancorp not less than 48 hours before the time fixed for holding the Annual Meeting. Upon announcement of this notice at the Annual Meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder may cast as many votes in the election of directors as the number of directors to be elected multiplied by the number of shares held. The votes may be cast for one nominee or distributed among as many nominees as the shareholder desires.

At this time it is not known whether there will be cumulative voting for the election of directors at the meeting. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment.

By Order of the Board of Directors

/s/ Laurie L. McClellan
Laurie L. McClellan Chairman

Minerva, Ohio

September 22, 2010

Exhibit A

CONSUMERS BANCORP

2010 OMNIBUS INCENTIVE PLAN

Section 1. Purpose. The purposes of this Consumers Bancorp 2010 Omnibus Incentive Plan are to promote the interests of Consumers Bancorp, Inc. and its shareholders by (i) attracting and retaining employees and directors of the Company and its Affiliates, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean: (i) the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing or misfeasance, in each case, in connection with a Participant’s duties or otherwise during the course of a Participant’s employment or service with the Company or an Affiliate; (ii) the commission of a felony or the indictment for any felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude or theft; (iii) the intentional and wrongful damaging of property, contractual interests or business relationships of the Company or an Affiliate; (iv) the intentional and wrongful disclosure of confidential information of the Company or an Affiliate in violation of an agreement with or a policy of the Company or an Affiliate; (v) the continued failure to substantially perform the Participant’s duties for the Company or an Affiliate; or (vi) any intentional conduct contrary to the Company’s or an Affiliate’s written policies or practices.

“Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) cease for any reason to constitute a majority of the Board, then in office.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board designated by the Board to administer the Plan, which may include such directors as the Board may determine, provided, that at least two directors serving on the Committee qualify as “Nonemployee Directors” (within the meaning of Rule 16b-3) and “outside directors” (within the meaning of Section

162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan. If at any time such a committee has not been so designated, the Board shall constitute the Committee.

“Company” shall mean Consumers Bancorp, Inc., an Ohio corporation, together with any successor thereto.

“Covered Employee” shall mean a “covered employee” as defined in Code Section 162(m)(3).

“Effective Date” shall have the meaning ascribed to it in Section 16(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to the Shares, as of any date, (1) the closing sale price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date, or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (2) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, for purposes of this Plan, the Participant shall not be entitled to terminate his or her employment or service for Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. In no event shall Negative Discretion be exercised by the Committee with respect to any Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right that is intended to be a Performance Compensation Award under Section 11 of the Plan).

“Nonqualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of the Company or its Affiliates, or nonemployee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or an Affiliate, division or operational unit of the Company) and shall be limited to the following: return on net assets, return on shareholders’ equity, return on assets, return on capital, revenue, shareholder returns, profit margin, earnings per Share, net earnings, operating earnings, free cash flow, earnings before interest, taxes, depreciation and amortization, operating expenses, efficiency ratio, capital expenses, Share price, enterprise value, equity market capitalization, sales or market share or asset quality ratios. To the extent required under Section 162(m) of the Code or Section 409A, the Committee shall, within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

“Performance Formula” shall mean, for a Performance Period, one or more objective formulas applied against the relevant Performance Goals to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first ninety (90) days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first ninety (90) days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” shall mean the one or more periods of time of at least one (1) year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government or political subdivision.

“Plan” shall mean this Consumers Bancorp 2010 Omnibus Incentive Plan.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

“Section 409A” shall mean Section 409A of the Code and the regulations and guidance issued thereunder by the United States Department of Treasury and the Internal Revenue Service.

“Shares” shall mean the common stock of the Company, no par value, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall have the meaning specified in Section 4(c) of the Plan.

Section 3. Administration. The Board shall determine the types of Awards that the Company may utilize in any fiscal year in which this Plan remains in place. Without limiting the right of the Board described in the preceding sentence, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine whether any Participant shall receive an Award and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(a) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(b) The mere fact that a Committee member shall fail to qualify as a “Nonemployee Director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code, respectively, shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(c) No member of the Committee shall be liable to any Person for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(d) With respect to any Performance Compensation Award granted to a Covered Employee under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

(e) The Committee may delegate to one or more officers of the Company (or, in the case of awards of Shares, the Board may delegate to a committee made up of one or more directors) the authority to grant awards to Participants who are not executive officers or directors of the Company subject to Section 16 of the Exchange Act or Covered Employees.

Section 4. Shares Available for Awards.

(a) Shares Available.

(i) Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, 100,000 Shares; and the aggregate number of Shares with respect to which Awards may be granted in any fiscal year shall not exceed 40,000. The maximum number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 20,000. The maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Participant in any fiscal year shall be 20,000 and the maximum number of Shares which may paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as “Performance Compensation Awards” in respect of a single Performance Period shall be 20,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof.

(ii) Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that have expired or have been forfeited or canceled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. Notwithstanding anything to the contrary contained herein: (A) if Shares are tendered or otherwise used in payment of the exercise price of an Option, the total number of Shares covered by the Option being exercised shall reduce the aggregate limit described in Section 4(a)(i); (B) Shares withheld by the Company to satisfy a tax withholding obligation shall count against the aggregate limit described in Section 4(a)(i); and (C) the number of Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate limit described in Section 4(a)(i).

(b) Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right.

(c) Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5. Eligibility. Any employee of the Company or any of its Affiliates (including any prospective employee), or nonemployee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6. Stock Options.

(a) Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Nonqualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which shall not be less than the Fair Market Value per Share on the date of grant.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment. (i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (y) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price or by a combination of the foregoing, provided the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

(ii) Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7. Stock Appreciation Rights.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights with a grant price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In the sole discretion of the Committee, Stock Appreciation Rights may, but need not, be intended to qualify as performance-based compensation in accordance with Section 11 hereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time No Stock Appreciation Right shall be exercisable more than ten (10) years from the date of grant.

(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

Section 8. Restricted Stock and Restricted Stock Units.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative or the transfer agent shall remove the restrictions relating to the transfer of such Shares.

(c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock shall be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

Section 9. Performance Awards.

(a) Grant. The Committee shall have sole authority to determine the Participants who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the Award Agreement on the date of grant.

Section 10. Other Stock-Based Awards.

(a) General. The Committee shall have authority to grant to Participants an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

(b) Dividend Equivalents. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that in the case of Awards with respect to which any applicable Performance Criteria have not been achieved, dividend equivalents may be paid only on a deferred basis, to the extent the underlying Award vests.

Section 11. Performance Compensation Awards.

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 of the Plan (other than Options and Stock Appreciation Rights), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b) Eligibility. The Committee will, in its sole discretion, designate within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code and Section 409A) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. Designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance, Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) is/are to apply to the Company and the Performance Formula. Within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code and Section 409A), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) Payment of Performance Compensation Awards. (i) Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

(iv) Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(v) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11; provided that in no event shall any Award granted for a Performance Period be paid later than the fifteenth (15th) day of the third (3rd) month following the end of such Performance Period.

(vi) Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 20,000 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

Section 12. Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan that (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock

Appreciation Rights, or cancel Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without shareholder approval.

Section 13. Change of Control.

(a) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant, to the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in the event of a Change of Control, all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified Performance Goals with respect to outstanding Awards shall be deemed to be satisfied at target.

(b) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change of Control, (i) any outstanding Awards that are subject to Performance Goals shall be converted by the resulting entity as if target performance had been achieved as of the date of the Change of Control, (ii) each Performance Award or Performance Compensation Award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the Award Agreement, and (iii) all other Awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining period set forth in the Award Agreement.

(c) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this Plan are either assumed, converted or replaced by the resulting entity in the event of a Change of Control, if a Participant’s employment or service is terminated without Cause by the Company or an Affiliate or a Participant terminates his or her employment or service with the Company or an Affiliate for Good Reason (if applicable), in either case, during the two (2) year period following a Change of Control, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

(d) Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A to be made upon the occurrence of (i) a Change of Control, then such payment shall not be made unless such Change of Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control or termination of employment or service, but disregarding any future service or performance requirements.

Section 14. General Provisions.

(a) Nontransferability.

(i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii) No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c) Share Certificates. Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding. (i) A Participant may he required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six (6) months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

(e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall he delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or any applicable employment contract or agreement.

(h) No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any fights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Stock.

(i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Ohio, applied without giving effect to its conflict of laws principles.

(j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall he canceled, terminated, or otherwise eliminated.

(n) Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A.

(o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 15. Compliance with Section 409A.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A, so that the income inclusion provisions of Section 409A(a)(1) do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A), (i) the Participant shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six- (6-) month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, with interest, on the earlier of the first (1st) business day of the seventh (7 th) month or death.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company shall amend this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall he solely responsible and liable for the satisfaction of all taxes and penalties that may he imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (.including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 16. Term of the Plan.

(a) Effective Date. The Plan shall be effective as of the date of its approval by the Board (the “Effective Date”), subject to approval of the Plan by the shareholders of the Company.

(b) Expiration Date. No grant will be made under this Plan more than ten (10) years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

Exhibit B

CONSUMERS BANCORP, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	PURPOSE

The primary function of the Audit Committee of Consumers Bancorp, Inc. (the “Corporation”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. In carrying out the general responsibilities set forth above and the specifically enumerated responsibilities described below, the Audit Committee may consult or retain, at the Corporation’s expense, its own outside legal, accounting or other advisors and shall have unrestricted access to the Corporation’s personnel and documents and will be given all resources the Committee determines are necessary to discharge its responsibilities.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, all of whom shall be independent directors in accordance with FINRA rules and regulations, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The Audit Committee members may receive no compensation from the Corporation other than director’s fees. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements, and at least one independent member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless an independent Chair is elected by the full Board, the members of the Audit Committee may designate an independent Chair by majority vote of the full Audit Committee membership.

III.	MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial statements consistent with IV.4 below.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess the adequacy of this Charter periodically (but at least annually) as conditions dictate and perform an evaluation of the Audit Committee’s performance.

2. Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management’s responses.

4. Review with financial management and the independent accountants each Form 10-Q prior to its filing or prior to the release of earnings. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

5. Recommend to the Board of Directors that the audited statements be included in the bank’s annual report.

Independent Accountants

6. Approve and engage the independent accountants after discussions with management, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

7. Review the performance of the independent accountants, discuss with management expectations and determination, and discharge the independent accountants when circumstances warrant.

8. Review and approve in advance all non-audit services the independent accountant may perform for the Corporation and disclose such approved non-auditor services as required by applicable law in periodic reports to shareholders. Review all hours performed by any persons other than the independent accountants full-time permanent employees.

9. Periodically consult with the independent accountants and approve any proposed changes in internal controls and review the accuracy of the Corporation’s financial statements.

Financial Reporting Processes

10. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external.

11. Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

12. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal accounting department.

Internal Audit

13. Review with management, the internal auditor, and/or outsourced internal audit firm the charter, plans, activities, staffing and organizational structure of the internal audit activity.

14. Ensure there are no unjustified restrictions or limitations, and review and concur with management in the appointment, replacement or dismissal of the internal auditor.

15. Review the effectiveness of the internal audit activity, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

16. On a regular basis, meet separately with the internal auditor, and/or outsourced internal audit firm to discuss any matters that the committee or internal audit believes should be discussed privately.

Process Improvement

17. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

18. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing departments any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

19. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

20. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

21. Establish and maintain free and open means of communication between employees and the Audit Committee for the processing of complaints received by the Corporation regarding questionable accounting or auditing matters, including suspicions of fraudulent activity. The Audit Committee shall assure that such complaints are treated confidentially and anonymously.

Ethical and Legal Compliance

22. Prepare the Audit Committee Report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

23. Review the Code of Ethics (the “Ethical Code”) and ensure that management has established a system to enforce the Ethical Code. Review the process for communicating the code of conduct to company personnel.

24. Review management’s monitoring of the Corporation’s compliance with the Corporation’s Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information submitted to any governmental bodies or the public satisfy legal requirements.

25. Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

26. Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

27. Perform any other activities consistent with this Charter, the Amended and Restated Articles of Incorporation, Code of Regulations, the Ethical Code or governing law, as the Audit Committee or the Board deems necessary or appropriate.

28. Annually review and update this charter for consideration by the Board of Directors.

z	{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONSUMERS BANCORP, INC.

PROXY FOR ANNUAL MEETING

OF SHAREHOLDERS

OCTOBER 27, 2010

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Consumers Bancorp, Inc., 614 East Lincoln Way, Minerva, Ohio, hereby appoints Theresa Linder and Cipriano Beredo, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares of Consumers Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, October 27, 2010, at 4:00 P.M. (local time), or at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified hereon:

Unless otherwise indicated, the proxies will vote FOR the Proposals

	For	With- hold	For All Except
Proposal One: To elect the following nominees to the Board of Directors as Class I directors to serve a three-year term until the Annual Meeting of Shareholders in 2013:	☐	☐	☐

Class I Directors: (1) James V. Hanna (2) James R. Kiko, Sr. (3) John E. Tonti

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	For	Against	Abstain
Proposal Two: To adopt the Consumers Bancorp 2010 Omnibus Incentive Plan; and	☐	☐	☐

Proposal Three: For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Other Business: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting or any and all adjournments thereof.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Mark here if you plan to attend the meeting	☐

x	y

¿     Detach above card, sign, date and mail in postage paid envelope provided.    ¿

CONSUMERS BANCORP, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Note: The signature(s) on this proxy should correspond with the name(s) in which your shares are registered. When shares are registered jointly in the names of two or more persons, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. A proxy given by a corporation should be signed in the corporate name by the Chairman of its Board of Directors, its President, Vice President, Secretary or Treasurer.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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